Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 53	Trade Date: 8/4/2003
(To Prospectus dated July 22, 2002)	Issue Date: 8/7/2003

The date of this Pricing Supplement is August 4, 2003

CUSIP or Common Code:	41013MSK7	41013MSL5	41013MSM3	41013MSN1
Price to Public:	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$330,918.75	$1,561,408.00	$772,200.00	$891,344.00
Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%
Reallowance:	0.150%	0.150%	0.150%	0.200%
Dealer:	99.500%	99.350%	99.200%	98.800%
Maturity Date:	8/15/2006	8/15/2007	8/15/2008	8/15/2011
Stated Annual Interest Rate:	2.150%	2.750%	3.300%	Step: 3.250% through 8/14/2005, and 5.000% thereafter (unless called)
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly
First Payment Date:	9/15/2003	9/15/2003	9/15/2003	9/15/2003
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	8/15/2005 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[1]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 53	Trade Date: 8/4/2003
(To Prospectus dated July 22, 2002)	Issue Date: 8/7/2003

The date of this Pricing Supplement is August 4, 2003

CUSIP or Common Code:	41013MSP6	41013MSQ4	41013MSR2	41013MSS0
Price to Public:	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$682,312.00	$98,500.00	$1,729,200.00	$6,484,630.00
Discounts and Commissions:	1.400%	1.500%	1.750%	2.750%
Reallowance:	0.200%	0.200%	0.275%	0.350%
Dealer:	98.800%	98.800%	98.600%	97.600%
Maturity Date:	8/15/2011	8/15/2013	8/15/2015	8/15/2028
Stated Annual Interest Rate:	4.000%	4.600%	5.000%	5.750%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Semi
First Payment Date:	9/15/2003	9/15/2003	9/15/2003	2/15/2004
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	2/15/2006 Callable one time only at 100% on call date above with 30 days notice.	8/15/2008 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.